As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DASEKE, INC.

(Exact name or registrant as specified in its charter)

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Delaware	47-3913221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

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DASEKE, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

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Soumit Roy

Chief Legal Officer, General Counsel and Corporate Secretary
15455 Dallas Parkway, Suite 550

Addison, Texas, 75001
(Name and address of agent for service)

(972) 248-0412

(Telephone number, including area code, of agent for service)

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With a copy to:

Lanchi D. Huynh Kirkland & Ellis LLP 4550 Travis Street Dallas, Texas 75205 (214) 972-1770

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

Daseke, Inc. (the “registrant”) is hereby registering 3,900,000 additional shares of its common stock, par value $0.0001 per share (the “common stock”), for issuance under the Daseke, Inc. 2017 Omnibus Incentive Plan (as amended and restated from time to time, the “Plan”). On May 31, 2017, the registrant filed the Registration Statement on Form S-8 (File No. 333-218386) with the Securities and Exchange Commission (the “SEC”), registering 4,950,000 shares of common stock for issuance under the Plan (the “First Registration Statement”). On February 26, 2021, the registrant filed the Registration Statement on Form S-8 (File No. 333-253616) with the SEC, registering an additional 5,000,000 shares of common stock for issuance under the Plan (the “Second Registration Statement”). On June 23, 2021, the registrant filed the Registration Statement on Form S-8 (File No. 333-257319) with the SEC, registering an additional 4,800,000 shares of common stock for issuance under the Plan (the “Third Registration Statement” and, together with the First Registration Statement and Second Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statements are incorporated by reference into this registration statement on Form S-8 (this “registration statement”), except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the registrant hereby incorporates by reference into this registration statement the following documents:

a.
the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023, including the information specifically incorporated by reference into such Annual Report from the registrant’s Definitive Proxy Statement on Schedule 14A (filed on April 27, 2023);
b.
the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;
c.
the registrant’s Current Reports on Form 8-K filed with the SEC on March 3, 2023, June 1, 2023 and June 9, 2023; and
d.
The description of the registrant’s securities contained in the Registration Statement on Form 8-A, filed by Hennessy Capital Acquisition Corp. II (renamed Daseke, Inc.) with the SEC on July 21, 2015, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on March 3, 2017).
4.2

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed by the registrant on August 6, 2020).

4.3	Amended and Restated By-Laws, effective as of November 15, 2022 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the registrant on November 16, 2022).
4.4	Daseke, Inc. 2017 Omnibus Incentive Plan, as amended and restated on June 8, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on June 9, 2023).
5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1 to this registration statement).
24.1*	Power of Attorney (contained on the signature page of this registration statement).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on June 16, 2023.

DASEKE, INC.

By:	/s/ Jonathan Shepko
Name:	Jonathan Shepko
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aaron Coley and Soumit Roy, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jonathan Shepko Jonathan Shepko	Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2023

/s/ Aaron Coley Aaron Coley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2023

/s/ Chuck Serianni Chuck Serianni	Chairman of the Board of Directors	June 16, 2023

/s/ Bruce Blaise Bruce Blaise	Director	June 16, 2023

/s/ Brian Bonner Brian Bonner	Director	June 16, 2023

/s/ Catharine Ellingsen Catharine Ellingsen	Director	June 16, 2023

/s/ Grant Garbers Grant Garbers	Director	June 16, 2023

/s/ Melendy Lovett Melendy Lovett	Director	June 16, 2023

/s/ Ena Williams Ena Williams	Director	June 16, 2023